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CONTACT:

HyperMedia Communications Inc.

Phone: 650.573.5170

Fax: 650.573.5131

Email: inquiries@newmedia.com

FOR IMMEDIATE RELEASE

               HyperMedia Communications, Inc. Suspends Operations

         San Mateo, CA--October 17, 2000--HyperMedia Communications, Inc. (OTC:BB:NMNW) announced today that due to its inability to secure necessary financing to continue operations, it has suspended publication of NewMedia.com, its web site for Internet Architects, and cancelled the NewMedia INVISION 2000 Festival, scheduled to take place November 1-3, 2000.

         The Company also announced that it has laid off most of its staff and begun an orderly wind-down of operations. HyperMedia management intends to explore options to sell the Company or its assets, which it hopes to complete as soon as possible and in any event no later than the end of the 2000 calendar year.

         Inquiries regarding HyperMedia Communications, NewMedia.com, or the NewMedia INVISION Festival should be directed to the Company as indicated below.

         HyperMedia Communications Inc. has its headquarters at 901 Mariner's Island Boulevard, Suite 365, San Mateo, CA 94404. The telephone number is
650.573.5170 and the fax number is 650.573.5131. Email may be sent to inquiries@newmedia.com.

         NewMedia is a registered trademark of HyperMedia Communications Inc.

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